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                     CONSENT OF FINANCING AGREEMENT OPINION

      We hereby consent to the filing of our opinion dated February 5, 1998 as an Exhibit to the Registration Statement of Harvard Scientific Corp. on Form SB-2 with which this consent is filed. We also hereby consent to the reference to us under the caption "Experts and Change of Accountants" in the Prospectus contained in the Registration Statement.

                                                   H.D. BROUS & CO.

                                                   /S/ Scott Miller
                                                   -----------------------------
                                                   By:   Scott Miller
                                                   Its:  Managing Director

Dated: July 13, 1998

                                Phoenix, Arizona